Exhibit 5.1

March 20, 2018

Brighthouse Financial, Inc.

11225 North Community House Road,

Charlotte, North Carolina

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special New York counsel to Brighthouse Financial, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 filed with the Commission on March 20, 2018 (the “Registration Statement”) relating to the proposed offering by the Issuer of (i) $1,500,000,000 aggregate principal amount of the Issuer’s 3.700% Senior Notes due 2027 (the “New 3.700% Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 3.700% Senior Notes due 2027 (the “Old 3.700% Senior Notes”) and (ii) $1,500,000,000 aggregate principal amount of the Issuer’s 4.700% Senior Notes due 2047 (together with the New 3.700% Senior Notes, the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 4.700% Senior Notes due 2047 (together with the Old 3.700% Senior Notes, the “Old Notes”). The New Notes are to be issued pursuant to the Indenture, dated as of June 22, 2017 (the “Indenture”), among the Issuer, MetLife Inc. as Guarantor and U.S. Bank National Association, as trustee (the “Trustee”).

In rendering the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuer and such other instruments and certificates of public officials, officers and representatives of the Issuer and other persons as we have deemed necessary or appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuer and other persons delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and

Brighthouse Financial, Inc.	2	March 20, 2018

completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee and (viii) the due authentication of the New Notes on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Issuer and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, the New Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, each as currently in effect, and we do not express any opinion herein concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Notes” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP